Exhibit 99.1

Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports Third

Quarter 2026 Operating and Financial Results

– Year-to-Date Investment Activity Totals $472 million –

– Enhances Liquidity with $1.0 billion Credit Facility –

– Increases 2026 Core FFO Per Diluted Share Guidance to $2.11 to $2.14 –

WINTER PARK, FL – October 27, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in the higher growth Southeast and Southwest markets, today announced its operating and financial results for the quarter ended September 30, 2026. Net Loss attributable to common stockholders was $0.19 per diluted share for the third quarter.

Third Quarter 2026 Highlights

◾Core Funds from Operations (“Core FFO”) attributable to common stockholders of $0.53 per diluted share.
◾Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.55 per diluted share.
◾Executed 396,000 square feet of comparable retail leases at a positive cash rent spread of 7%.
◾Signed-not-open leasing pipeline totals $5.6 million as of September 30, 2026.
◾Shopping center same-property NOI increased 3.8% versus the third quarter of 2025 and 6.2% year-to-date.
◾Secured $250 million of incremental commitments with the closing of a $1.0 billion amended and restated unsecured credit facility with the nearest maturity now in September 2029.
◾Issued 1,271,472 common shares under its common stock ATM program at a weighted average gross price of $21.83 per share, for total net proceeds of $27.3 million.
◾Income from Alpine Income Property Trust (NYSE: PINE) for the quarter was $2.2 million, consisting of $1.4 million in management fees and $0.8 million in dividend income. The annualized run-rate for income from PINE is $9.0 million as of September 30, 2026.
◾Addressed the last 117,400 square feet of vacated anchor space at Carolina Pavilion, including a contract to sell 76,500 square feet and new leases with Cavender’s and 2nd & Charles for the remaining 40,900 square feet.
◾Acquired Zona Rosa, a 768,000 square foot mixed-use center located in Kansas City, Missouri, anchored by Dick’s Sporting Goods, Barnes & Noble, Old Navy, Burlington, and DSW, for $63.3 million.
◾Originated a $37.0 million loan secured by a leasehold interest in a mixed-use property located in Austin, Texas. The investment generates a 9.75% initial cash yield, and has a two-year term.

Subsequent Events

◾	Subsequent to September 30, 2026, invested an aggregate of $135.8 million comprised primarily of the previously announced $103.0 million acquisition of Summit Woods Crossing in Kansas City, Missouri and a $32.0 million preferred equity investment in a joint venture that owns a portfolio of ten shopping centers.
◾	Year-to-date investments, reflecting these subsequent events, total $472.3 million at a weighted average yield of 9.4%.

“We are pleased to deliver another excellent quarter, with Core FFO per diluted share up 10% year-over-year,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We are raising our 2026 Core FFO guidance to reflect our continued leasing momentum and the $472 million we have invested year-to-date at a weighted average yield of 9.4%. With a $5.6 million signed-not-open leasing pipeline, we believe CTO is well positioned to deliver continued earnings growth into 2027.”

Financial Results

(in thousands, except per share data)	3Q 2026	3Q 2025	YTD 2026	YTD 2025
Net Income (Loss)	$(7,050)	$1,036	$10,511	$(23,877)
Net Income (Loss) per Common Share - Diluted	$(0.19)	$0.03	$0.30	$(0.74)

Core FFO	$19,817	$15,632	$55,186	$44,736
Core FFO per Common Share - Diluted	$0.53	$0.48	$1.57	$1.38

AFFO	$20,856	$16,345	$58,229	$47,133
AFFO per Common Share - Diluted	$0.55	$0.50	$1.66	$1.46

Metrics reflect amounts attributable to common stockholders. Refer to “Non-GAAP Financial Measures” for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

Portfolio Performance

Retail Leasing Activity

◾	During the three months ended September 30, 2026, the Company executed 38 new leases, renewals and extensions totaling 467,000 square feet. On a comparable space basis, the Company executed 396,000 square feet of leases at an average cash rent spread increase of 7%.
◾	During the nine months ended September 30, 2026, the Company executed 88 new leases, renewals and extensions totaling 833,000 square feet. On a comparable space basis, the Company executed 726,000 square feet of leases at an average cash rent spread increase of 9%.
◾	All vacated anchor spaces have now been addressed:
o	Under contract to sell 76,500 square feet at Carolina Pavilion formerly leased to Value City Furniture and Jo-Ann Fabrics. Closing is expected late in the fourth quarter, subject to customary closing conditions.
o	Subdivided the 40,900 square feet at Carolina Pavilion formerly leased to Conn’s and executed leases with Cavender’s and 2nd & Charles.

Same-Property NOI

◾	During the three months ended September 30, 2026, shopping center same-property NOI increased by 3.8% versus the comparable 2025 period.
◾	During the nine months ended September 30, 2026, shopping center same-property NOI increased by 6.2% versus the comparable 2025 period. Excluding certain non-recurring recovery benefits, shopping center same-property NOI increased by 5.2% versus the comparable 2025 period.
◾	Including other/non-core properties, same-property NOI increased by 2.3% for the third quarter and 3.2% for the nine months ended September 30, 2026. This growth was impacted by one tenant vacating 98,000 of our 212,000-square-foot Albuquerque, New Mexico property in December 2025. As previously announced, this vacancy was leased to the State of New Mexico which began paying rent in September 2026.

Occupancy

◾	As of September 30, 2026, total property portfolio leased occupancy was 92.4%, a decrease of 180 basis points compared to September 30, 2025, driven in part by the acquisition of Zona Rosa, which was 67% leased at acquisition.
◾	As of September 30, 2026, same-property shopping center portfolio leased occupancy was 95.8%, up 90 basis points compared to September 30, 2025.

Investment and Disposition Activity

Investment Activity

◾	During the three months ended September 30, 2026, completed $102.3 million of investments at a weighted average yield of 9.1%, consisting of:
o	$63.3 million, or $82 per square foot, acquisition of Zona Rosa, a 768,000 square-foot mixed-use center in Kansas City, Missouri. The property is currently 67% leased and anchored by Dick’s Sporting Goods, Barnes & Noble, Old Navy, Burlington, and DSW. The 64-acre center includes 10 acres of entitled development land and approximately 100,000 square feet of underutilized space for future value-add repositioning.
o	$37.0 million loan origination, of which $29.8 million was funded at closing. The investment is secured by a leasehold interest in a mixed-use property located in Austin, Texas, generates a 9.75% initial cash yield, and has a two-year term.
o	$2.0 million acquisition of a vacant outparcel at the Carolina Pavilion property located in Charlotte, North Carolina.
◾	During the nine months ended September 30, 2026, completed $336.5 million of investments at a weighted average yield of 9.4%.

Disposition and Loan Repayment Activity

◾	During the nine months ended September 30, 2026, completed $90.7 million of property dispositions at a weighted average exit cash cap rate of 6.7%, generating aggregate gains of $2.1 million.
◾	During the nine months ended September 30, 2026, the Company’s preferred investment in Watters Creek Village, a grocery-anchored, mixed-use property located in Allen, Texas, was repaid in full for $30.0 million.

Subsequent Events

◾	Inclusive of the activity subsequent to September 30, 2026, completed $472.3 million of investments at a weighted average yield of 9.4%:
o	On October 5, 2026, acquired Summit Woods Crossing, a 545,000-square-foot open-air power center situated on 57 acres in the Kansas City, Missouri metro area, for $103.0 million, or $189 per square foot, significantly below replacement cost. The property is anchored by Lowe’s, Kohl’s, Best Buy, TJ Maxx, and Total Wine, with an on-site SuperTarget not owned by the Company.
o	On October 14, 2026, acquired a $0.8 million vacant outparcel adjacent to the Company’s existing beachfront restaurants located in Daytona Beach, Florida.
o	On October 15, 2026, completed a $32.0 million preferred equity investment in a joint venture that owns a 10-property shopping center portfolio, fully funded at close, with an initial yield of 17.0% (including 7.0% paid-in-kind interest) and a 36-month term.
◾	Inclusive of the activity closed subsequent to September 30, 2026, property portfolio has increased 1.3 million square feet since June 30, 2026.

Balance Sheet and Liquidity

Balance sheet highlights as of September 30, 2026, included:

◾	Total liquidity of $254.6 million, consisting of $245.8 million of undrawn commitments, limited by borrowing base restrictions, and $8.8 million of cash on hand.
◾	Total borrowings of $723.0 million at a weighted average interest rate of 4.7%.
◾	Net Debt to Pro Forma Adjusted EBITDA was 5.9 times.
◾	During the quarter ended September 30, 2026, the Company closed a $1.0 billion amended and restated unsecured credit facility (the “Credit Facility”). The Credit Facility increased total commitments by $250 million and extended the weighted average maturity of outstanding debt to 4.3 years from 1.6 years, excluding extension options. Proceeds were used to repay outstanding borrowings under the Company’s previous $300 million revolving credit facility, its $100 million term loan due January 2027, and its $100 million term loan due January 2028.
◾	During the quarter ended September 30, 2026, the Company repaid its $17.8 million secured mortgage, representing its only secured debt. The Company’s nearest maturity is now September 2029.
◾	During the quarter ended September 30, 2026, the Company issued 1,271,472 common shares under its common stock ATM program at a weighted average gross price of $21.83 per share, for total net proceeds of $27.3 million. During the nine months ended September 30, 2026, the Company issued 6,188,971 common shares under its common stock ATM program at a weighted average gross price of $20.52 per share, for total net proceeds of $125.1 million.

2026 Outlook

The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and in the Company's reports filed with the U.S. Securities and Exchange Commission.

The Company has revised its 2026 outlook as follows:

(Unaudited)	Current	Previous
Core FFO per Common Share - Diluted	$2.11 to $2.14	$2.09 to $2.13
AFFO per Common Share - Diluted	$2.22 to $2.25	$2.21 to $2.25

Metrics above reflect amounts attributable to common stockholders.

The Company’s revised 2026 outlook includes but is not limited to the following assumptions (dollars in millions):

	Current	Previous
Investment Volume, Including Commercial Loans & Structured Investments	$472	$300 to $400
Same-Property NOI Growth for Shopping Centers	5.0% to 6.0%	5.0% to 6.0%
General & Administrative Expenses	$21.0 to $21.5	$20.0 to $20.2

Reconciliation of the outlook range of the Company’s 2026 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Revised 2026 Outlook
(Unaudited)	Low	High
Net Income Attributable to the Company per Common Share - Diluted	$0.66	$0.69
Depreciation and Amortization of Real Estate	1.83	1.83
Gain on Disposition of Assets (1)	(0.06)	(0.06)
Provision for Impairment and Adjustment to CECL Reserve (1)	0.03	0.03
Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax (1)	(0.03)	(0.03)
Funds from Operations, per Common Share - Diluted	$2.43	$2.46
Distributions to Preferred Stockholders	(0.21)	(0.21)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$2.22	$2.25
Amortization of Intangibles to Lease Income	(0.12)	(0.12)
Loss on Extinguishment of Debt (1)	0.01	0.01
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$2.11	$2.14
Adjustments:
Straight-Line Rent Adjustment	(0.04)	(0.04)
Amortization of Loan Costs and Capitalized Interest	0.02	0.02
Non-Cash Compensation	0.13	0.13
AFFO Attributable to Common Stockholders per Common Share - Diluted	$2.22	$2.25

(1)

Gain on Disposition of Assets, Provision for Impairment and Adjustment to CECL Reserve, and Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax, and Loss on Extinguishment of Debt represents the actual adjustment for the nine months ended September 30, 2026. The Company’s outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the third quarter ended September 30, 2026, on Wednesday, October 28, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/fu529fsr

Registration:https://register-conf.media-server.com/register/BI7d08c73e0701499d94825c3c59fee239

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that  owns and operates high-quality, open-air shopping centers located primarily in the higher growth Southeast and Southwest markets of the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “guidance,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, ongoing geopolitical war, distress in the banking sector, and global supply chain disruptions; credit risk associated with the Company investing in commercial loans, preferred equity, and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use

Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2026	December 31, 2025
ASSETS
Real Estate:
Land, at Cost	$318,401	$289,012
Building and Improvements, at Cost	844,484	766,371
Other Furnishings and Equipment, at Cost	937	923
Construction in Process, at Cost	5,386	4,091
Total Real Estate, at Cost	1,169,208	1,060,397
Less, Accumulated Depreciation	(129,699)	(107,268)
Real Estate—Net	1,039,509	953,129
Land and Development Costs	—	300
Intangible Lease Assets—Net	97,092	84,710
Investment in Alpine Income Property Trust, Inc.	42,881	41,324
Commercial Loans and Investments	222,480	104,804
Cash and Cash Equivalents	8,815	6,467
Restricted Cash	12,266	34,652
Deferred Income Taxes—Net	2,050	2,309
Other Assets	70,243	36,207
Total Assets	$1,495,336	$1,263,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$2,710	$1,709
Accrued and Other Liabilities	37,491	28,185
Deferred Revenue	21,347	18,802
Intangible Lease Liabilities—Net	34,784	31,486
Income Taxes Payable	52	29
Long-Term Debt—Net	717,621	616,345
Total Liabilities	814,005	696,556
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value per share, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at September 30, 2026 and December 31, 2025	47	47
Common Stock – 500,000,000 shares authorized; $0.01 par value per share, 38,756,926 shares issued and outstanding at September 30, 2026 and 32,372,291 shares issued and outstanding at December 31, 2025	388	324
Additional Paid-In Capital	509,513	382,494
Retained Earnings	153,656	184,886
Accumulated Other Comprehensive Income (Loss)	17,727	(405)
Total Stockholders’ Equity	681,331	567,346
Total Liabilities and Stockholders’ Equity	$1,495,336	$1,263,902

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share, per share and dividend data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2026	2025	2026	2025
Revenues
Income Properties	$38,451	$33,439	$112,167	$98,486
Management Fee Income	1,521	1,176	4,336	3,601
Interest Income From Commercial Loans and Investments	6,942	3,142	15,415	9,119
Total Revenues	46,914	37,757	131,918	111,206
Direct Cost of Revenues
Income Properties	(11,581)	(9,274)	(32,875)	(28,343)
Total Direct Cost of Revenues	(11,581)	(9,274)	(32,875)	(28,343)
General and Administrative Expenses	(5,806)	(4,780)	(15,513)	(13,911)
Provision for Impairment and Adjustment to CECL Reserve	(354)	(68)	(1,117)	(68)
Depreciation and Amortization	(17,393)	(14,929)	(49,196)	(44,587)
Total Operating Expenses	(35,134)	(29,051)	(98,701)	(86,909)
Gain on Disposition of Assets	—	1,373	2,107	1,373
Loss on Extinguishment of Debt	(211)	(53)	(211)	(20,449)
Other Gain (Loss)	(211)	1,320	1,896	(19,076)
Total Operating Income	11,569	10,026	35,113	5,221
Investment and Other Income (Loss)	(9,419)	(221)	4,589	(3,333)
Interest Expense	(7,934)	(6,833)	(22,988)	(19,828)
Income (Loss) Before Income Tax Expense	(5,784)	2,972	16,714	(17,940)
Income Tax Benefit (Expense)	612	(58)	(569)	(303)
Net Income (Loss) Attributable to the Company	(5,172)	2,914	16,145	(18,243)
Distributions to Preferred Stockholders	(1,878)	(1,878)	(5,634)	(5,634)
Net Income (Loss) Attributable to Common Stockholders	$(7,050)	$1,036	$10,511	$(23,877)

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$(0.19)	$0.03	$0.30	$(0.74)

Weighted Average Number of Common Shares
Basic	37,537,899	32,651,101	35,033,606	32,298,304
Diluted	37,621,472	32,682,775	35,081,726	32,313,895

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$1.20	$1.20
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$1.14	$1.14

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income (Loss) Attributable to the Company	$(5,172)	$2,914	$16,145	$(18,243)
Adjustments:
Depreciation and Amortization of Real Estate	17,376	14,913	49,145	44,536
Gain on Disposition of Assets	—	(1,373)	(2,107)	(1,373)
Provision for Impairment and Adjustment to CECL Reserve	354	68	1,117	68
Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax	9,805	1,115	(1,203)	5,829
Funds from Operations	$22,363	$17,637	$63,097	$30,817
Distributions to Preferred Stockholders	(1,878)	(1,878)	(5,634)	(5,634)
Funds From Operations Attributable to Common Stockholders	$20,485	$15,759	$57,463	$25,183
Adjustments:
Loss on Extinguishment of Debt	211	53	211	20,449
Amortization of Intangibles to Lease Income	(879)	(180)	(2,488)	(896)
Core Funds From Operations Attributable to Common Stockholders	$19,817	$15,632	$55,186	$44,736
Adjustments:
Straight-Line Rent Adjustment	(277)	(405)	(1,140)	(1,690)
Other Depreciation and Amortization	(32)	1	(34)	(1)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	227	181	574	866
Non-Cash Compensation	1,121	936	3,643	3,222
Adjusted Funds From Operations Attributable to Common Stockholders	$20,856	$16,345	$58,229	$47,133

FFO Attributable to Common Stockholders per Common Share - Diluted	$0.54	$0.48	$1.64	$0.78
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$0.53	$0.48	$1.57	$1.38
AFFO Attributable to Common Stockholders per Common Share - Diluted	$0.55	$0.50	$1.66	$1.46

Supplemental Disclosure:
PIK Interest Earned	$224	$—	$357	$—
PIK Interest Paid	—	—	—	—
PIK Interest Earned in Excess of PIK Interest Paid	$224	$—	$357	$—

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income (Loss) Attributable to the Company	$(5,172)	$2,914	$16,145	$(18,243)
Gain on Disposition of Assets	—	(1,373)	(2,107)	(1,373)
Loss on Extinguishment of Debt	211	53	211	20,449
Provision for Impairment and Adjustment to CECL Reserve	354	68	1,117	68
Depreciation and Amortization	17,393	14,929	49,196	44,587
Amortization of Intangibles to Lease Income	879	180	2,488	896
Straight-Line Rent Adjustment	277	405	1,140	1,690
Accretion of Tenant Contribution	45	13	71	39
Interest Expense	7,934	6,833	22,988	19,828
General and Administrative Expenses	5,806	4,780	15,513	13,911
Investment and Other Income	9,419	221	(4,589)	3,333
Income Tax Expense (Benefit)	(612)	58	569	303
Management Fee Income	(1,521)	(1,176)	(4,336)	(3,601)
Interest Income From Commercial Loans and Investments	(6,942)	(3,142)	(15,415)	(9,119)
Other Non-Recurring Items (1)	349	(519)	(416)	(726)
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,970)	(3,283)	(25,347)	(16,607)
Same-Property NOI	$21,450	$20,961	$57,228	$55,435
Less: Same Property NOI for Other Properties	(1,016)	(1,277)	(2,277)	(3,683)
Same-Property NOI for Shopping Centers	$20,434	$19,684	$54,951	$51,752
(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	September 30, 2026
Net Loss Attributable to the Company	$(5,172)
Depreciation and Amortization of Real Estate	17,376
Provision for Impairment and Adjustment to CECL Reserve	354
Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax	9,805
Distributions to Preferred Stockholders	(1,878)
Loss on Extinguishment of Debt	211
Amortization of Intangibles to Lease Income	(879)
Straight-Line Rent Adjustment	(277)
Other Depreciation and Amortization	(32)
Amortization of Loan Costs and Capitalized Interest	227
Non-Cash Compensation	1,121
Other Non-Recurring Items (1)	349
Interest Expense, Net of Amortization of Loan Costs	7,708
Adjusted EBITDA	$28,913

Annualized Adjusted EBITDA	$115,652
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	4,799
Pro Forma Adjusted EBITDA	$120,451

Total Long-Term Debt	$717,621
Financing Costs, Net of Accumulated Amortization	5,379
Cash and Cash Equivalents	(8,815)
Net Debt	$714,185

Net Debt to Pro Forma Adjusted EBITDA	5.9	x

(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.
(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2026.